Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-162939, 333-175020 and 333-223772) of STR Holdings, Inc. (the “Company”) of our report dated March 27, 2019, relating to the consolidated financial statements and financial statement schedules as of December 31, 2018 and 2017 and for the years then ended, which appears in the annual report on Form 10-K of the Company for the year ended December 31, 2018 filed on March 27, 2019.

/s/ UHY LLP

New York, New York

May 14, 2019